NUMBER:  306146
                                   CERTIFICATE
                                       OF
                                 CHANGE OF NAME
                                   COMPANY ACT

                              I Hereby Certify that
                              CARTA RESOURCES LTD.
                        has this day changed its name to

                        EARTHRAMP.COM COMMUNICATIONS INC.

                  Issued under my hand at Victoria, British Columbia
                                 on December 24, 1999


                                    JOHN S. POWELL
                                Registrar of Companies
                             PROVINCE OF BRITISH COLUMBIA
                                        CANADA